CONSENT OF ATTORNEYS
Reference is made to the Registration Statement of SIMS
Communications, Inc. on Form S-8 whereby the Company proposes to sell 1,500,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities pro- posed to be issued and sold.

      We hereby consent to the use of our opinion
concerning the validity of the securities proposed to be
issued and
                                  sold. Very truly
                                  yours,
                              HART & TRINEN
                                  By /s/ William T. Hart
                                       William T.
Hart
Denver, Colorado
November 22, 1996


                     INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in this Registration Statement of SIMS Communications, Inc. on form S-8 of our reports dated September 27, 1996 appearing in the Annual
Report on Form 10KSB of SIMS Communications, Inc. for the year ended June 30, l996.


Ehrhardt Keefe Steiner & Hottman PC



November l5, l996
Denver, Colorado